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Exhibit 2.1.1
                               AGREEMENT OF MERGER

         This Agreement of Merger is adopted by American Surface Technologies International, Inc., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on December 5, 2007, and is adopted by American Surface Technologies International, Inc., business corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on December 5, 2007. The names of the corporations planning to merge are American Surface Technologies International, Inc., a business corporation organized under the laws of the State of Florida and American Surface Technologies International, Inc., a business corporation organized under the laws of the State of Delaware. The name of the surviving corporation is American Surface Technologies International, Inc., a Delaware corporation.

         1. American Surface Technologies International, Inc., a Florida corporation, and American Surface Technologies International, Inc., a Delaware corporation, shall pursuant to the provisions of the Florida Corporations Act and pursuant to the provisions of the Delaware General Corporation Law, be merged into a single corporation, to wit, American Surface Technologies International, Inc., a Delaware corporation, which shall be the surviving corporation at the effective time of the filing of this Agreement of Merger or a Certificate of Merger with the State of Delaware. American Surface Technologies International, Inc., a Delaware corporation may sometimes be referred to as the "Surviving Corporation" and shall continue to exist in accordance with the provisions of the laws of the jurisdiction of its organization. The separate existence of American Surface Technologies International, Inc., a Florida corporation, which is hereinafter referred to as the "Non-Surviving Corporation" shall cease at the effective time and date of the merger in accordance with the provisions of the Florida Corporate Statutes.

         2. The present Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of said Surviving Corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the Surviving Corporation.

         3. The present Bylaws of the Surviving Corporation will be the bylaws of said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the Surviving Corporation.

         4. The directors and officers of the Surviving Corporation, which are the same as the directors and officers of the Non-Surviving Corporation, at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.


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         5. Each issued share of the Non-Surviving Corporation immediately before the effective time and date of the merger shall be converted into one share of the same class of stock of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the Surviving Corporation.

         6. The Agreement of Merger herein made and approved shall be submitted to the shareholders of the Surviving and Non-Surviving Corporation for approval as required by the laws of the State of Florida and the laws of the State of Delaware.

         7. In the event that the Agreement of Merger shall have been approved by the shareholders entitled to vote of the Non-Surviving Corporation and by the shareholders entitled to vote of the Surviving Corporation in the manner prescribed by the laws of the State of Florida and the laws of the State of Delaware, the Non-Surviving Corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida and the laws of the State of Delaware and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the Non-Surviving Corporation and the Board of Directors and the proper officers of the Surviving Corporation respectively, are hereby authorized, empowered, and directed to do any and all acts and things and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.


Executed December 5, 2007                      AMERICAN SURFACE TECHNOLOGIES
                                               INTERNATIONAL, INC.
                                               a Delaware corporation

                                               By: /s/ MICHAEL ANTHONY
                                                  ---------------------------
                                                   Michael Anthony, President


                                              AMERICAN SURFACE TECHNOLOGIES
                                              INTERNATIONAL, INC.
                                              a Florida corporation

                                              By: /s/ MICHAEL ANTHONY
                                                  ---------------------------
                                                  Michael Anthony, President